N E W S R E L E A S E

CONTACT: Paul Seavey                             FOR IMMEDIATE RELEASE
(312) 279-1488                                    January 28, 2013

ELS REPORTS FOURTH QUARTER RESULTS
Continued Stable Core Performance

CHICAGO, IL – January 28, 2013 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (the “Company”) today announced results for the three months and year ended December 31, 2012. All per share results are reported on a fully-diluted basis unless otherwise noted.

a)	Financial Results
For the three months ended December 31, 2012, Funds From Operations (“FFO”) were $50.3 million, or $1.11 per share, compared to $44.8 million, or $0.99 per share, for the same period in 2011. For the year ended December 31, 2012, FFO was $210.0 million, or $4.62 per share, compared to $147.5 million, or $3.66 per share, for the same period in 2011.
Net income available to common stockholders totaled $24.3 million, or $0.58 per share, for the three months ended December 31, 2012 compared to a net loss of $(0.2) million, or $0.00 per share, for the same period in 2011. Net income available to common stockholders totaled $54.8 million, or $1.32 per share, for the year ended December 31, 2012, compared to $22.8 million, or $0.64 per share, for the same period in 2011. See the tables included in this press release for a reconciliation of FFO and FFO per share to net income available to common shares and net income per common share, respectively, the most directly comparable GAAP (General Accepted Accounting Principles) measure.

b)	Portfolio Performance
During the year ended December 31, 2012, Core property operations were impacted by previously disclosed non-recurring items related to utility income and membership sales and marketing expenses. For the year ended December 31, 2012, compared to the same period in 2011, the increases in Core property operating revenues, expenses and income were approximately 2.3 percent, 1.3 percent and 3.0 percent, respectively, excluding cable service prepayments, right-to-use contract sales and sales and marketing expenses.
For the three months ended December 31, 2012, property operating revenues, excluding deferrals, were $167.9 million, compared to $161.1 million in the same period of 2011. Property operating revenues, excluding deferrals, for the year ended December 31, 2012 were $688.1 million, compared to $578.2 million for the year ended December 31, 2011.
For the three months ended December 31, 2012, Core property operating revenues increased approximately 1.5 percent and income from Core property operations increased approximately 1.4 percent compared to the same period in 2011. For the year ended December 31, 2012, Core property operating revenues increased approximately 1.8 percent and income from Core property operations increased approximately 2.3 percent compared to the same period in 2011.

c)	Balance Sheet
Our cash balance as of December 31, 2012 was approximately $37.1 million. Our average long-term secured debt balance was approximately $2.1 billion during the three months ended December 31, 2012, with a weighted average interest rate, including loan cost amortization, of approximately 5.5 percent per annum and weighted average maturity of 5.0 years. Interest coverage was approximately 2.9 times in the three months ended December 31, 2012.
During the three months ended December 31, 2012, the Company paid off the mortgage on one resort property, which was set to mature on February 11, 2013 totaling approximately $5.2 million, with a stated interest rate of 6.5 percent per annum.

d)	Asset-related Transactions
During the three months ended December 31, 2012, the Company closed on a $25.0 million acquisition of the Victoria Palms Resort, a 1,122-site property, and the Alamo Palms Resort, a 643-site property. Both properties are located in Rio Grande Valley, Texas.
The Company also closed on the sale of Cascade, a 163-site property in Snoqualmie, Washington formerly operated as a Thousand Trails resort.  The sale was the result of a settlement related to a previously threatened condemnation of the property.  Cash proceeds from the disposition, net of closing costs, were approximately $7.6 million and a gain on disposition of approximately $4.6 million, net of tax, was recorded.  The property was not operating at the time of the sale.

e)	Preferred Stock Redemption
During the three months ended December 31, 2012, the Company redeemed the remaining 2,554,235 shares of 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, at the $25.00 per share liquidation value and accrued and unpaid dividends of $0.094846 per share on such redeemed shares for approximately $64.1 million.
As of January 28, 2013, Equity LifeStyle Properties, Inc. owns or has an interest in 383 quality properties in 32 states and British Columbia consisting of 142,682 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.
A live webcast of the Equity LifeStyle Properties, Inc. conference call discussing these results will be available via the Company’s website in the Investor Information section at www.equitylifestyle.com at 10:00 a.m. Central on January 29, 2013.
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, and the expected effect of the recent acquisitions on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2013 estimated net income and funds from operations;

•	the Company’s ability to manage counterparty risk;

•
in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the recent acquisitions and the Company’s estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with the recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
Tables follow:

Fourth Quarter 2012 - Selected Financial Data

(In $US millions, except per share data, unaudited)

Three Months Ended
December 31, 2012
Income from property operations - 2012 Core (1)	$70.6
Income from property operations - 2011 Acquisitions (2)	27.0
Property management and general and administrative	(17.0)
Other income and expenses (3)	3.4
Financing costs and other	(33.7)
Funds from operations (FFO) (4) (5)	50.3
Depreciation on real estate	(24.6)
Depreciation on rental homes (5)	(1.7)
Amortization of in-place leases	(0.8)
Depreciation on unconsolidated joint ventures	(0.3)
Deferral of right-to-use contract sales revenue and commission, net	(1.0)
Income allocated to OP Units	(2.2)
Gain on sale of property	4.6
Net income available to common shares	$24.3

Net income per common share - fully diluted (6)	$0.58
FFO per share - fully diluted	$1.11

Weighted average shares outstanding - fully diluted	45.5

____________________________

1.	See page 9 for the 2012 Core Income from Property Operations detail.

2.	See page 10 for the Income from Property Operations detail for the 2011 Acquisition Properties.

3.
Includes approximately $50,000 resulting from the decrease in fair value of the net asset described in the following sentences. The Company owns both a fee interest and a leasehold interest in a 2,200 site property. The ground lease contains a purchase option on behalf of the lessee and a put option on behalf of the lessor. The options may be exercised by either party upon the death of the fee holder. The Company is the beneficiary of an escrow funded by the seller and denominated in approximately 114,000 shares of common stock of the Company. The escrow was established to protect the Company from future scheduled ground lease payments as well as scheduled increases in the option purchase price over time. The current fair value estimate of the escrow is $6.8 million. The Company will revalue the asset as of each reporting date and will recognize in earnings any increase or decrease in fair value of the escrow.

4.	See definition of FFO on page 21.

5.	Fourth quarter 2012 FFO adjusted to include a deduction for depreciation expense on rental homes would have been $48.6 million, or $1.07 per fully diluted share.

6.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

Consolidated Income Statement

(In $US thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011 (1)	2012	2011 (1)
Revenues:
Community base rental income	$104,351	$99,111	$414,170	$318,851
Rental home income	3,953	2,708	14,065	7,970
Resort base rental income	29,824	28,631	134,327	130,489
Right-to-use annual payments	11,575	12,103	47,662	49,122
Right-to-use contracts current period, gross	3,753	4,760	13,433	17,856
Right-to-use contracts, deferred, net of prior period amortization	(2,014)	(3,169)	(6,694)	(11,936)
Utility and other income	14,411	13,799	64,432	53,843
Gross revenues from home sales	2,685	1,807	8,566	6,088
Brokered resale revenue and ancillary services revenues, net	(117)	(260)	3,114	3,464
Interest income	2,423	2,621	10,009	7,000
Income from other investments, net (2)	1,087	210	6,793	6,452
Total revenues	171,931	162,321	709,877	589,199

Expenses:
Property operating and maintenance	53,805	52,206	226,952	200,623
Rental home operating and maintenance	2,204	1,766	7,359	4,850
Real estate taxes	11,323	11,097	47,623	37,619
Sales and marketing, gross	2,997	2,930	10,846	11,219
Sales and marketing, deferred commissions, net	(981)	(1,294)	(3,155)	(4,789)
Property management	9,809	9,219	38,460	35,076
Depreciation on real estate assets and rental homes	26,297	25,023	104,917	84,257
Amortization of in-place leases	808	17,720	45,122	28,479
Cost of home sales	2,606	1,663	9,475	5,683
Home selling expenses	341	350	1,411	1,589
General and administrative	7,043	5,763	26,744	23,833
Acquisition costs	157	1,160	180	18,493
Rent control initiatives and other	389	485	1,456	2,043
Interest and related amortization	31,090	30,737	124,524	99,668
Total expenses	147,888	158,825	641,914	548,643
Income before equity in income of unconsolidated joint ventures and gain on sale of property	24,043	3,496	67,963	40,556
Equity in income of unconsolidated joint ventures	375	366	1,899	1,948
Gain on sale of property, net of tax	4,596	—	4,596	—
Consolidated net income	29,014	3,862	74,458	42,504

(Income) loss allocated to non-controlling interest-Common OP Units	(2,176)	16	(5,067)	(3,105)
Income allocated to non-controlling interest-Perpetual Preferred OP Units	—	—	—	(2,801)
Series A Redeemable Perpetual Preferred Stock Dividends	(242)	(4,038)	(11,704)	(13,357)
Series B Redeemable Preferred Stock Dividends	—	—	—	(466)
Series C Redeemable Perpetual Preferred Stock Dividends	(2,322)	—	(2,909)	—
Net income (loss) available for Common Shares	$24,274	$(160)	$54,778	$22,775

Net income (loss) per Common Share - Basic	$0.59	$—	$1.33	$0.64
Net income (loss) per Common Share - Fully Diluted	$0.58	$—	$1.32	$0.64

Average Common Shares - Basic	41,285	40,263	41,174	35,591
Average Common Shares and OP Units - Basic	45,160	44,978	45,112	40,004
Average Common Shares and OP Units - Fully Diluted	45,472	45,296	45,431	40,330
___________________________________________

1.	Certain 2011 amounts have been reclassified to conform to the 2012 presentation. This reclassification had no material effect on the consolidated income statement.

2.
For the three months and year ended December 31, 2012, includes approximately $50,000 decrease and $0.5 million increase, respectively, in a net asset associated with the Acquisition Properties. See footnote 3 on page 5 for detailed explanation.

Reconciliation of Net Income to FFO and FAD

(In $US thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Computation of funds from operations:
Net income (loss) available for Common Shares	$24,274	$(160)	$54,778	$22,775
Income (loss) allocated to common OP Units	2,176	(16)	5,067	3,105
Series B Redeemable Preferred Stock Dividends	—	—	—	466
Right-to-use contract upfront payments, deferred, net (1)	2,014	3,169	6,694	11,936
Right-to-use contract commissions, deferred, net (2)	(981)	(1,294)	(3,155)	(4,789)
Depreciation on real estate assets	24,643	23,780	98,826	79,981
Depreciation on rental homes (3)	1,654	1,243	6,091	4,276
Amortization of in-place leases	808	17,720	45,122	28,479
Depreciation on unconsolidated joint ventures	293	308	1,166	1,228
Gain on sale of property, net of tax	(4,596)	—	(4,596)	—
Funds from operations (FFO) (4) (5)	$50,285	$44,750	$209,993	$147,457
Non-revenue producing improvements to real estate	(9,246)	(8,320)	(29,287)	(23,315)
Funds available for distribution (FAD) (4)	$41,039	$36,430	$180,706	$124,142

FFO per Common Share - Basic	$1.11	$0.99	$4.65	$3.69
FFO per Common Share - Fully Diluted	$1.11	$0.99	$4.62	$3.66

FAD per Common Share - Basic	$0.91	$0.81	$4.01	$3.10
FAD per Common Share - Fully Diluted	$0.90	$0.80	$3.98	$3.08

________________________________

1.
The Company is required by GAAP to defer recognition of the non-refundable upfront payments from the entry of right-to-use contracts over the estimated customer life. The customer life is currently estimated to range from one to 31 years and is based upon historical attrition rates provided to the Company by Privileged Access. The amount shown represents the deferral of a substantial portion of current period contracts sales, offset by amortization of prior period sales.

2.
The Company is required by GAAP to defer recognition of the commission paid related to the entry of right-to-use contracts. The deferred commissions will be amortized on the same method as the related non-refundable upfront payments from the entry of right-to-use contracts. The amount shown represents the deferral of a substantial portion of current period contract commissions, offset by the amortization of prior period commissions.

3.
For the three months and year ended December 31, 2011, the Company previously reported FFO and FAD including a deduction for rental home depreciation expense. To conform with the 2012 presentation of FFO and FAD, rental home depreciation expense was added back to previously reported FFO and FAD for the three months and year ended December 31, 2011.

4.	See definition of FFO and FAD page 21.

5.
FFO adjusted to include a deduction for depreciation expense on rental homes would have been $48.6 million, or $1.07 per fully diluted share, and $43.5 million, or $0.96 per fully diluted share, for the three months ending December 31, 2012 and 2011, respectively, and $203.9 million, or $4.49 per fully diluted share, and $143.2 million, or $3.55 per fully diluted share, for the year ended December 31, 2012 and 2011, respectively.

Consolidated Income from Property Operations (1)

(In $US millions, except home site and occupancy figures, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Community base rental income (2)	$104.4	$99.1	$414.2	$318.9
Rental home income	4.0	2.7	14.1	8.0
Resort base rental income (3)	29.8	28.6	134.3	130.5
Right-to-use annual payments	11.6	12.1	47.7	49.1
Right-to-use contracts current period, gross	3.8	4.8	13.4	17.9
Utility and other income	14.3	13.8	64.4	53.8
Property operating revenues	167.9	161.1	688.1	578.2

Property operating, maintenance, and real estate taxes	65.2	63.3	274.6	238.2
Rental home operating and maintenance	2.2	1.8	7.4	4.9
Sales and marketing, gross	3.0	2.9	10.8	11.2
Property operating expenses	70.4	68.0	292.8	254.3
Income from property operations	$97.5	$93.1	$395.3	$323.9

Manufactured home site figures and occupancy averages:
Total sites	74,116	71,828	74,107	55,709
Occupied sites	66,368	63,886	66,180	49,847
Occupancy %	89.5%	88.9%	89.3%	89.5%
Monthly base rent per site	$524	$517	$522	$533

Core total sites	44,101	44,104	44,102	44,104
Core occupied sites	40,462	40,215	40,333	40,094
Core occupancy %	91.7%	91.2%	91.5%	90.9%
Core monthly base rent per site	$570	$557	$567	$554

Resort base rental income:
Annual	$22.4	$21.3	$87.2	$83.3
Seasonal	4.1	4.0	21.1	20.7
Transient	3.3	3.3	26.0	26.5
Total resort base rental income	$29.8	$28.6	$134.3	$130.5

_________________________

1.
See page 6 for a complete Income Statement. The line items that the Company includes in property operating revenues and property operating expenses are also individually included in our Consolidated Income Statement. Excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	See manufactured home site figures and occupancy averages table above.

3.	See resort base rental income table included below within this table.

2012 Core Income from Property Operations (1)

(In $US millions, except percentages, home site and occupancy figures, unaudited)

	Three Months Ended				Year Ended
	December 31,		%		December 31,		%
	2012	2011	Change (2)		2012	2011	Change (2)
Community base rental income (3)	$69.2	$67.2	2.9%		$274.4	$266.6	2.9%
Rental home income	2.2	1.7	25.2%		8.1	6.3	28.2%
Resort base rental income (4)	29.6	28.6	3.7%		133.7	130.4	2.5%
Right-to-use annual payments	11.6	12.1	(4.4)%		47.7	49.1	(3.0)%
Right-to-use contracts current period, gross	3.8	4.8	(21.2)%		13.4	17.9	(24.8)%
Utility and other income (5)	11.2	11.2	0.2%		51.7	49.6	4.2%
Property operating revenues (6)	127.6	125.6	1.5%		529.0	519.9	1.8%

Property operating, maintenance, and real estate taxes	52.4	51.8	1.3%		221.3	219.1	1.0%
Rental home operating and maintenance	1.6	1.3	16.2%		4.7	3.9	19.7%
Sales and marketing, gross	3.0	2.9	2.3%		10.8	11.2	(3.4)%
Property operating expenses (6)	57.0	56.0	1.7%	—	236.8	234.2	1.1%
Income from property operations (6)	$70.6	$69.6	1.4%		$292.2	$285.7	2.3%
Occupied sites (7)	40,536	40,258

Core manufactured home site figures and occupancy averages:
Total sites	44,101	44,104			44,102	44,104
Occupied sites	40,462	40,215			40,333	40,094
Occupancy %	91.7%	91.2%			91.5%	90.9%
Monthly base rent per site	$570	$557			$567	$554

Resort base rental income:
Annual	$22.3	$21.3	4.7%		$86.7	$83.3	4.1%
Seasonal	4.1	4.0	1.6%		21.0	20.7	1.5%
Transient	3.2	3.3	(0.6)%		26.0	26.4	(1.6)%
Total resort base rental income	$29.6	$28.6	3.7%		$133.7	$130.4	2.5%

____________________________

1.
2012 Core properties include properties we owned and operated during all of 2011 and 2012. Excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	Calculations prepared using unrounded numbers.

3.	See core manufactured home site figures and occupancy averages table above.

4.	See resort base rental income table included below within this table.

5.
During the year ended December 31, 2012, the Company recognized approximately $2.1 million of cable service prepayments due to the bankruptcy of a third-party cable service provider at certain of the properties.

6.
Growth rate excluding cable service prepayments, right-to-use contract sales and sales and marketing expenses is 2.3%, 1.3%, and 3.0% for property operating revenues, property operating expenses, and income from property operations, respectively, for the year ended December 31, 2012.

7.	Occupied sites have increased by 278 from 40,258 at December 31, 2011.

2011 Acquisitions - Income from Property Operations (1)

(In $US millions, except occupancy figures, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Community base rental income	$35.2	$31.9	$139.8	$52.2
Rental home income	1.8	1.0	5.9	1.6
Resort base rental income	0.1	—	0.5	0.1
Utility income and other property income	3.2	2.6	12.8	4.3
Property operating revenues	40.3	35.5	159.0	58.2

Property operating, maintenance, and real estate taxes	12.6	11.5	53.1	19.0
Rental home operating and maintenance	0.7	0.4	2.7	1.0
Property operating expenses	13.3	11.9	55.8	20.0
Income from property operations	$27.0	$23.6	$103.2	$38.2
Occupied sites	25,945	25,751

		Total Acquisition	Michigan	Total less
		Portfolio	only	Michigan
Average Occupancy for the Three Months Ended December 31, 2012
Total sites		30,015	5,874	24,141
Occupied sites		25,906	4,074	21,832
Occupancy %		86.3%	69.4%	90.4%
Monthly base rent per occupied site		$453	$456	$452

Average Occupancy for the Year Ended December 31, 2012 (2)
Total sites		30,005	5,874	24,131
Occupied sites		25,847	4,044	21,803
Occupancy %		86.1%	68.8%	90.4%
Monthly base rent per occupied site		$451	$455	$450

______________________

1.	Represents actual performance of 75 Acquisition Properties acquired by the Company during the last six months of 2011. Excludes property management expenses.

2.	Occupancy as of December 31, 2012 was 25,945, an increase of 194 sites from 25,751 at December 31, 2011.

Income from Rental Home Operations (1)

(In $US millions, except occupied rentals, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Manufactured homes:
New home	$5.2	$3.6	$18.4	$12.4
Used home	8.8	7.0	31.8	19.5
Rental operations revenues (1)	14.0	10.6	50.2	31.9
Rental operations expense	(2.2)	(1.8)	(7.4)	(4.9)
Income from rental operations, before depreciation	11.8	8.8	42.8	27.0
Depreciation on rental homes	(1.7)	(1.2)	(6.1)	(4.3)
Income from rental operations, after depreciation	$10.1	$7.6	$36.7	$22.7

Occupied rentals:
New
Core	1,725	1,336
Acquisitions	165	16

Used
Core	2,140	1,937
Acquisitions	1,794	1,134

	As of
	December 31, 2012		December 31, 2011
Cost basis in rental homes (2):	Gross	Net of Depreciation	Gross	Net of Depreciation
New
Core	$101.3	$91.8	$82.9	$76.4
Acquisitions	6.9	6.7	1.7	1.7

Used
Core	36.6	31.2	29.9	26.2
Acquisitions	39.1	37.4	28.9	28.5
Total rental homes	$183.9	$167.1	$143.4	$132.8

____________________________

1.
For the three months ended December 31, 2012 and 2011, approximately $10.0 million and $7.9 million, respectively, are included in Community base rental income in the Consolidated Income from Property Operations table on page 8. For the years ended December 31, 2012 and 2011, approximately $36.2 million and $23.9 million, respectively, are included in Community base rental income in the Consolidated Income from Property Operations table on page 8. The remainder of the rental operations revenue is included in the caption “Rental home income” in the Consolidated Income from Property Operations table on page 8.

2.	Includes both occupied and unoccupied rental homes.

Total Sites and Home Sales

(Dollar amounts in $US thousands, unaudited)

Summary of Total Sites as of December 31, 2012
		Sites
Community sites		74,100
Resort sites:
Annuals		22,800
Seasonal		9,000
Transient		9,600
Membership (1)		24,100
Joint Ventures (2)		3,100
Total		142,700

Home Sales - Select Data
	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
New Home Sales Volume (3)	15	11	34	51
New Home Sales Gross Revenues	$660	$612	$1,698	$2,278

Used Home Sales Volume (4)	349	290	1,412	893
Used Home Sales Gross Revenues	$2,025	$1,195	$6,868	$3,810

Brokered Home Resales Volume	200	162	914	711
Brokered Home Resale Revenues, net	$252	$198	$1,174	$806

__________________________

1.	Sites primarily utilized by approximately 97,000 members. Includes approximately 4,300 sites rented on an annual basis.

2.	Joint venture income is included in Equity in income from unconsolidated joint ventures.

3.	The year ended December 31, 2011, includes three third-party dealer sales.

4.	The year ended December 31, 2011, includes one third-party dealer sale.

2013 Guidance - Selected Financial Data (1)

The Company's guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2013 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) performance of the chattel loans purchased by us in connection with the Acquisition; and (viii) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US millions, except per share data, unaudited)

Year Ended
December 31, 2013
Income from property operations - 2013 Core (2)	$406.3
Income from property operations - 2012 Acquisition (3)	2.0
Property management and general and administrative	(65.8)
Other income and expenses (4)	16.8
Financing costs and other	(129.7)
Funds from operations (FFO) (5)	229.6
Depreciation on real estate and other	(101.2)
Depreciation on rental homes	(6.5)
Deferral of right-to-use contract sales revenue and commission, net	(3.8)
Income allocated to OP units	(9.7)
Net income available to common shares	$108.4

Net income per common share - fully diluted (6)	$2.49 - 2.69
FFO per share - fully diluted	$4.94 - $5.14

Weighted average shares outstanding - fully diluted	45.6

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.

2.
See page 15 for 2013 Core Guidance Assumptions. Amount represents Core income from property operations from the 2013 Core Properties in 2012 of $395.4 million multiplied by an estimated growth rate of 2.7%.

3.	See page 16 for 2012 Acquisition Assumptions in 2013.

4.	See page 17 for 2011 Acquired Chattel Loan Assumptions.

5.	See page 21 for definition of FFO.

6.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

First Quarter 2013 Guidance - Selected Financial Data (1)

The Company's guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2013 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) performance of the chattel loans purchased by us in connection with the Acquisition; and (viii) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US millions, except per share data, unaudited)

Three Months Ended
March 31, 2013
Income from property operations - 2013 Core (2)	$106.8
Income from property operations - 2012 Acquisition (3)	0.9
Property management and general and administrative	(16.7)
Other income and expenses	5.1
Financing costs and other	(32.6)
Funds from operations (FFO) (4)	63.5
Depreciation on real estate and other	(25.3)
Depreciation on rental homes	(1.6)
Deferral of right-to-use contract sales revenue and commission, net	(0.7)
Income allocated to OP units	(3.0)
Net income available to common shares	$32.9

Net income per common share - fully diluted (5)	$0.74 - $0.84
FFO per share - fully diluted	$1.35 - $1.45

Weighted average shares outstanding - fully diluted	45.5

_______________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.

2.
See page 15 for Core Guidance Assumptions. Amount represents Core Income from property operations for the 2013 Core Properties in 2012 for the three months ended March 31, 2012 of $103.8 million multiplied by an estimated growth rate of 2.9%.

3.	See page 16 for 2012 Acquisition Assumptions in 2013.

4.	See page 21 for definition of FFO.

5.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

2013 Core (1)
Guidance Assumptions - Income from Property Operations

(In $US millions, unaudited)

	Year Ended	2013	Three Months Ended	First Quarter 2013
	December 31, 2012	Growth Factors (2)	March 31, 2012	Growth Factors (2)
Community base rental income	$414.2	2.6%	$102.9	2.6%
Rental home income	14.1	27.3%	3.0	33.9%
Resort base rental income (3)	134.3	1.8%	37.6	1.4%
Right-to-use annual payments	47.7	(0.9)%	11.8	(1.6)%
Right-to-use contracts current period, gross	13.4	3.5%	2.2	25.4%
Utility and other income	64.3	(0.5)%	16.5	2.1%
Property operating revenues (4)	688.0	2.5%	174.0	2.9%

Property operating, maintenance, and real estate taxes	(274.4)	1.7%	(67.0)	1.3%
Rental home operating and maintenance	(7.4)	14.2%	(1.6)	22.4%
Sales and marketing, gross	(10.8)	2.7%	(1.6)	43.0%
Property operating expenses (4)	(292.6)	2.1%	(70.2)	2.8%
Income from property operations (4)	$395.4	2.7%	$103.8	2.9%

Resort base rental income:
Annual	$87.2	2.9%	$21.3	2.4%
Seasonal	21.1	0.1%	11.6	—%
Transient	26.0	(0.1)%	4.7	—%
Total resort base rental income	$134.3	1.8%	$37.6	1.4%

_______________________________

1.
2013 Core properties include properties we expect to own and operate during all of 2012 and 2013. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.

2.
Management’s estimate of the growth of property operations in the 2013 Core Properties compared to actual 2012 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using unrounded numbers.

3.	See resort base rental income table included below within this table.

4.
Growth rate excluding right-to-use contracts-current period gross sales is 2.4%, 2.1%, and 2.7% for property operating revenues, property operating expenses, and income from property operations, respectively for the year ended December 31, 2012.

2012 Acquisition Assumptions in 2013 (1)

(In $US millions, unaudited)

	Year Ended	Three Months Ended
	December 31, 2013	March 31, 2013
Resort base rental income	$5.2	$1.8
Utility income and other property income	0.6	0.3
Property operating revenues	5.8	2.1

Property operating, maintenance, and real estate taxes	(3.8)	(1.2)
Property operating expenses	(3.8)	(1.2)
Income from property operations	$2.0	$0.9

___________________________________

1.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management's best estimate of the most likely outcome for the Acquisition Properties. Actual income from property operations for the Acquisition Properties could vary materially from amounts presented above if any of our assumptions are incorrect.

2011 Acquired Chattel Loan Assumptions

Other Income and Expense guidance includes estimated interest income of approximately $4.6 million for the year ended December 31, 2013 from Notes Receivable acquired from the seller and secured by manufactured homes in connection with the purchase of 75 Acquisition Properties during 2011. As of December 31, 2012, the company's carrying value of the Notes Receivable was approximately $25.7 million. The Company's initial carrying value was based on a third party valuation utilizing 2011 market transactions and is adjusted based on actual performance in the loan pool. Factors used in determining the initial carrying value included delinquency status, market interest rates and recovery assumptions. The following tables provide a summary of the Notes Receivable and certain assumptions about future performance, including interest income guidance for 2013. An increase in the estimate of expected cash flows would generally result in additional interest income to be recognized over the remaining life of the underlying pool of loans. A decrease in the estimate of expected cash flows could result in an impairment loss to the carrying value of the loans. There can be no assurance that the Notes Receivable will perform in accordance with these assumptions.

(Guidance; in $US millions, unaudited)

		2013
Contractual cash flows to maturity beginning January 1,		$133.7
Expected cash flows to maturity beginning January 1,		52.5
Expected interest income to maturity beginning January 1,		26.8

	Actual through	2013 Guidance
	December 31, 2012	Assumptions
Default rate	23%	24%
Recoveries as percentage of defaults	26%	25%
Yield	19%	21%

Average carrying amount of loans	$30.1	$21.6
Contractual principal pay downs	4.6	3.0
Contractual interest income	6.2	5.6
Expected cash flows applied to principal	5.0	2.6
Expected cash flows applied to interest income	5.8	4.6

Balance Sheet

(In $US thousands)

	December 31, 2012	December 31,
Selected Balance Sheet Data	(unaudited)	2011
Net investment in real estate	$3,207,859	$3,265,447
Cash	37,140	70,460
Total assets	3,398,226	3,497,321
Mortgage notes payable	2,069,866	2,084,683
Term loan	200,000	200,000
Unsecured lines of credit (1)	—	—
Total liabilities	2,473,924	2,498,041
8.034% Series A Cumulative Redeemable Perpetual Preferred Stock (2)	—	200,000
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock	136,144	—
Total common equity	788,159	799,280

______________________________

1.
As of December 31, 2012, the Company had an unsecured line of credit with a borrowing capacity of $380.0 million which accrued interest at a rate of LIBOR plus 1.40% to 2.00% per annum and contained a 0.25% to 0.40% facility fee. The unsecured line of credit matures on September 15, 2016 and has a one-year extension option.

2.	On October 18, 2012, the Company redeemed all of the 2,554,235 remaining shares of the Series A Preferred Stock including accrued and unpaid dividends for approximately $64.1 million.

Right-To-Use Membership - Select Data

(In $US thousands, except member count, number of Zone Park Passes, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2009	2010	2011	2012	2013 (1)
Member Count (2)	105,850	102,726	99,567	96,687	95,000
Right-to-use annual payments (3)	$50,765	$49,831	$49,122	$47,662	$47,200
Number of Zone Park Passes (ZPP's) (4)	—	4,487	7,404	10,198	12,000
Number of annuals (5)	2,484	3,062	3,555	4,280	4,600
Resort base rental income from annuals	$5,950	$6,712	$8,069	$9,585	$10,500
Number of upgrades (6)	3,379	3,659	3,930	3,069	3,100
Upgrade contract initiations (7)	$15,372	$17,430	$17,663	$13,431	$13,800
Resort base rental income from seasonals/transients	$10,121	$10,967	$10,852	$11,042	$11,300
Utility and other income	$1,883	$2,059	$2,444	$2,407	$2,300

________________________________

1.	Guidance estimate.

2.	Members have entered into right-to-use contracts with the Company which entitle them to use certain properties on a continuous basis for up to 21 days.

3.	The year ended December 31, 2012 and 2013, includes $0.1 million and $1.1 million, respectively, of right-to-use annual payments related to memberships activated through the Company's dealer program.

4.	Zone Park Passes (ZPP’s) allow access to up to four zones of the United States and require annual payments.

5.	Members that renew their right-to-use contracts annually and pay an annual rate for the right to use a specific site.

6.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional Properties. Upgrades require a non-refundable upfront payment.

7.	Sales revenues associated with contract upgrades, included in the line item Right-to-use contracts current period, gross, on the Company’s Income Statement on page 6.

Debt Maturity Schedule (1)

(In $US millions, unaudited)

Year	Amount
2013	$74
2014	133
2015	592
2016	229
2017	91
2018	205
2019	215
2020	138
2021+	368
$2,045

____________________________

1.
Represents the Company’s mortgage notes payable excluding $24.6 million net note premiums, and the Company’s $200 million term loan as of December 31, 2012. For the three months ended December 31, 2012, including the Company's $200 million term loan, the weighted average interest rate of the outstanding debt presented above, including amortization, is approximately 5.3% and the weighted average maturity is 5.0 years.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) - a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

The Company defines FFO as net income, computed in accordance with GAAP, excluding gains or actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company receives up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, the Company believes that it is appropriate to adjust for the impact of the deferral activity in its calculation of FFO. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or actual or estimated losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company believes that the adjustment to FFO for the net revenue deferral of upfront non-refundable payments and expense deferral of right-to-use contract commissions also facilitates the comparison to other equity REITs. Funds available for distribution (“FAD”) is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. The Company computes FFO in accordance with its interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of its liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.